AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement (the “Amendment”) is entered into as of May 31, 2007, by and between IMAGE ENTERTAINMENT, INC., a Delaware corporation (“Image”), and JEFF FRAMER, an individual (“Executive”), with respect to that certain Employment Agreement as amended, dated April 1, 2004 by and between Image and Executive (the “Agreement”).

        The following shall amend the Agreement currently in effect as set forth herein. Except as modified by this Amendment, the Agreement shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

        1.    Amendment of Paragraph 7. The first clause of the second sentence of Paragraph 7 shall be amended to replace May 31, 2007 with June 15, 2007 such that the amended sentence shall read as follows:

        “The second one year option must be exercised by Image by June 15, 2007, in the same manner described above, to extend the term from April 1, 2008 to March 31, 2009.”

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first written above.

ACCEPTED AND AGREED:
IMAGE ENTERTAINMENT, INC.
By: /s/ Dennis Hohn Cho
Name: Dennis Hohn Cho
Title: Senior Vice President, General Counsel
and Secretary
/s/ Jeff Framer
Jeff Framer